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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of The Dun & Bradstreet Corporation on Forms S-8 (File Nos. 333-52430, 333-46826, 333-46732, 333-46122) of our report, dated February 2,
2001, relating to the consolidated financial statements of The Dun & Bradstreet Corporation and Subsidiaries at December 31, 2000 and December 31, 1999 and for the years ended December 31, 2000, 1999 and 1998 and, which report is incorporated in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

New York, New York
February 21, 2001